Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made and entered into as of ___________, between Agassi Sports Entertainment Corp., a Nevada corporation (the “Company”), and ______________ (the “Indemnitee”).

WITNESSETH THAT:

WHEREAS, highly competent persons have become more reluctant to serve corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. Chapter 78 of the Nevada Revised Statutes (the “NRS”) and the Articles of Incorporation of the Company, as amended and restated (the “Articles”) authorize indemnification of the directors, officers, employees, fiduciaries and agents of the Company. The Amended and Restated Bylaws of the Company (the “Bylaws”) provide that the Company will indemnify the directors and officers of the Company. The NRS expressly provides that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and persons acting on behalf of the Company with respect to indemnification;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

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WHEREAS, this Agreement is a supplement to and in furtherance of any indemnification provisions in the Articles and/or the Bylaws of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee does not regard the protection available under the NRS, the Bylaws and insurance as adequate in the present circumstances, and may not be willing to serve or continue to serve as an officer or director without adequate protection, and the Company desires Indemnitee to serve or continue to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he or she be so indemnified.

NOW, THEREFORE, in consideration of Indemnitee’s agreement to serve as an officer and/or a director from and after the date of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Indemnity of Indemnitee. Subject to Section 10 and applicable law, the Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, as such may be amended from time to time. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a) Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(a) if, by reason of his or her Corporate Status (as hereinafter defined), Indemnitee was or is a party, or is threatened to be made a party, to any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Company. Pursuant to this Section 1(a), the Company shall indemnify Indemnitee against all Expenses (as hereinafter defined), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her, or on his or her behalf, in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee either (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

(b) Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of his or her Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 1(b), the Company shall indemnify Indemnitee against all Expenses and amounts paid in settlement actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding or any claim, issue or matters therein, if Indemnitee either (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, if applicable law so provides, no indemnification against such Expenses or other amounts shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction shall determine that in view of all the circumstances in the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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(c) Termination of Proceeding. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of Indemnitee to indemnification or create an inference or presumption either that Indemnitee is liable pursuant to NRS 78.138, that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that the conduct was unlawful. A settlement or other disposition shall not, solely by reason of the absence of an adverse judgment, be deemed a successful result for purposes of Section 1(d). Whether Indemnitee has been successful on the merits or otherwise shall be determined under applicable law and the facts and circumstances of the disposition.

(d) Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, the Company shall indemnify Indemnitee to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by him or her on his or her behalf in connection with the defense of the Proceeding. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

2. Additional Indemnity. Subject to Section 10, applicable law and the limitations applicable to proceedings by or in the right of the Company, and in addition to the indemnification provided for in Section 1 of this Agreement, the Company shall and hereby does indemnify and hold harmless Indemnitee, to the fullest extent permitted by law, as may be amended from time to time, against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her, or on his or her behalf, if, by reason of his or her Corporate Status, he or she was or is a party, or is threatened to be made a party, to any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, all liability arising out of the simple or gross negligence, recklessness, or active or passive wrongdoing of Indemnitee. No provision of this Section 2 expands the Company’s obligations beyond the limits of applicable law or overrides any exclusion in Section 10.

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3. Contribution.

(a) Subject to Section 10 and applicable law, whether or not the indemnification provided in Section 1 and Section 2 hereof is available, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b) Subject to Section 10 and applicable law, without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

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(c) Subject to Section 10 and applicable law, the Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors, or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(d) Subject to Section 10 and to the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

(e) Indemnitee may have rights to indemnification or advancement from another entity (each, an “Other Indemnitor”). As between the Company and any Other Indemnitor, the Company shall be the primary obligor for amounts payable under this Agreement and shall not require Indemnitee first to seek payment from an Other Indemnitor. Indemnitee shall not receive duplicate payment of the same amount. An Other Indemnitor that pays an amount the Company is obligated to pay hereunder shall, to the extent of that payment, be subrogated to Indemnitee’s rights against the Company, subject to the same conditions and exclusions, and may enforce those rights as an intended third-party beneficiary of this Section 3(e). Payment by the Other Indemnitor shall discharge the Company’s obligation to Indemnitee for that amount, but shall not discharge the Company’s corresponding reimbursement obligation to the Other Indemnitor. The Company waives contribution and subrogation against an Other Indemnitor for amounts the Company is obligated to pay hereunder. This Section does not waive rights against the Company’s insurers or alter the terms of any insurance policy. Sections 9(c) through 9(e) and 10(a) shall be construed consistently with this Section.

4. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee, by reason of his or her Corporate Status, is a witness, or is made (or asked) to respond to discovery requests or otherwise asked to participate in any Proceeding to which Indemnitee is not a party, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection therewith.

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5. Advancement of Expenses. Subject to Section 10 and applicable law, the Company shall advance reasonable Expenses actually incurred by or on behalf of Indemnitee in defending, investigating, preparing to defend, participating in, or responding to discovery, subpoenas or interviews in any Proceeding by reason of Indemnitee’s Corporate Status, including participation as a nonparty witness. Advances shall be paid within thirty (30) days after receipt of a written request reasonably evidencing the Expenses, including reasonably detailed invoices, which may be redacted to protect privileged or otherwise protected information without preventing reasonable evaluation of the charges. The Company shall timely pay any undisputed portion notwithstanding a dispute over another portion. Advancement shall not require a prior determination of ultimate entitlement to indemnification or satisfaction of a standard of conduct. Advances shall be unsecured and interest free. By executing this Agreement, Indemnitee undertakes to repay amounts advanced to the extent ultimately determined by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, not to be indemnifiable under this Agreement or applicable law. No separate undertaking shall be required. Enforcement expenses under Section 8 are governed by Section 8(d).

6. Defense and Settlement Procedures.

(a) The Company may participate in a Proceeding at its own expense and, upon written notice to Indemnitee, may assume the defense with counsel reasonably acceptable to Indemnitee, subject to any applicable insurer’s rights. The Company shall keep Indemnitee reasonably informed and consult with Indemnitee regarding material defense and settlement decisions. The parties shall reasonably cooperate, subject to applicable privileges and professional obligations.

(b) Following the Company’s assumption of the defense, the Company shall not be liable for additional separate counsel selected by Indemnitee unless the Company authorizes such counsel, fails diligently to conduct the defense, or Indemnitee reasonably determines, based on advice of counsel, that an actual or reasonably likely conflict of interest makes joint representation inappropriate or that material defenses available to Indemnitee are unavailable to the other represented parties. In those circumstances, the Company shall pay reasonable fees and Expenses of separate counsel reasonably acceptable to the Company. Indemnitee may otherwise retain separate counsel at Indemnitee’s own expense.

(c) To the extent consistent with applicable professional obligations and the absence of conflicts, the parties shall reasonably coordinate counsel for similarly situated indemnitees to avoid unnecessary duplication. Expenses relating to both covered and uncovered matters shall be reasonably allocated based on the work performed and benefit to the covered defense; no allocation shall be required for work reasonably necessary to the covered defense merely because it also benefits an uncovered matter. An allocation dispute shall not delay payment of undisputed amounts or defeat advancement based solely on allegations of excluded conduct.

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(d) The Company shall not be liable for a settlement entered into by Indemnitee without the Company’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. The Company shall not settle a Proceeding in a manner that imposes any admission of wrongdoing, personal payment, nonmonetary obligation or restriction on Indemnitee, or fails to provide a full and unconditional release of Indemnitee from the claims being settled, without Indemnitee’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Nothing herein requires consent to an admission or personal nonmonetary restriction. These requirements supplement Section 3(a).

7. Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the NRS and public policy of the State of Nevada. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee unless, and to the extent that, the Company is actually and materially prejudiced as a result of such failure.

(b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 7(a) hereof, subject to Section 7(c), a determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following three methods, which shall be at the election of the Board (i) by a majority vote of a quorum consisting of Disinterested Directors (as defined below), (ii) if a majority vote of a quorum consisting of Disinterested Directors so orders, or if a quorum of Disinterested Directors cannot be obtained, by Independent Counsel (as defined below) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (iii) by the stockholders of the Company.

(c) If a request for indemnification is made after a Change in Control, Indemnitee may elect in writing to have entitlement determined by Independent Counsel selected by Indemnitee. The Board shall take the action required by NRS 78.7502(3) to refer the determination to Independent Counsel if such action is required by applicable law. If Indemnitee does not make that election, the methods in Section 7(b) shall apply. In all other cases in which Independent Counsel is to make the determination under Section 7(b), the Board shall select Independent Counsel. All selections shall be subject to Section 7(d).

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(d) The selecting party shall promptly give the other party written notice identifying the Independent Counsel selected under Section 7(c). The receiving party may object in writing within ten (10) days after receipt, solely on the ground that the selected counsel does not meet the definition of Independent Counsel in Section 14(f), stating the factual basis with particularity. Absent a timely objection, the selected counsel shall serve. If a timely objection is made, the parties shall seek promptly to resolve it or agree on another qualified counsel. If no counsel has been selected within twenty (20) days after receipt of the request for indemnification, or an objection remains unresolved ten (10) days after its receipt, either party may petition the Nevada Court defined in Section 22 to resolve the objection or appoint qualified Independent Counsel. The Company shall pay the reasonable fees and expenses of Independent Counsel and of the selection and appointment procedures. Such procedures shall not extend the determination period except as expressly provided in Section 7(g).

(e) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(f) Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise (as hereinafter defined), including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 7(f) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. The Company will promptly advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied.

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(g) Notwithstanding anything to the contrary set forth in this Agreement, if the person, persons or entity empowered or selected under Section 7 to determine whether Indemnitee is entitled to indemnification shall not have been appointed or shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, to the fullest extent permitted by applicable law, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, unless the Company establishes by written opinion of Independent Counsel that (i) Indemnitee made a material misstatement or omitted a material fact necessary to make the request for indemnification not materially misleading, or (ii) such indemnification is prohibited under applicable law; provided, however, that such sixty (60) day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 7(g) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 7(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination, the Disinterested Directors resolve as required by Section 7(b)(iii) of this Agreement to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat.

(h) Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel or member of the Board or stockholder of the Company shall act reasonably and in good faith in making a determination regarding Indemnitee’s entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

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8. Remedies of Indemnitee.

(a) Indemnitee may seek adjudication of entitlement to indemnification or advancement if (i) indemnification is denied, (ii) an advance is not paid within the applicable period in Section 5 or Section 8(d), (iii) a determination is not made within the applicable period in Section 7(g), including any permitted extension or stockholder-meeting period, or (iv) indemnification is not paid within ten (10) days after an actual or deemed favorable determination. Indemnification required by Section 1(d) or NRS 78.751(1) shall be paid within thirty (30) days after receipt of a written request and documentation reasonably establishing successful defense and the Expenses incurred, without requiring a discretionary determination under Section 7(b); failure to pay within that period also permits adjudication. Any adjudication under this Section shall be brought exclusively in the Nevada Court in accordance with Section 22.

(b) In the event that a determination shall have been made pursuant to Section 7 of this Agreement that Indemnitee is not entitled to indemnification, (i) any judicial proceeding commenced pursuant to this Section 8 shall be conducted in all respects de novo on the merits, and Indemnitee shall not be prejudiced by reason of any adverse determination under Section 7; and (ii) in any such judicial proceeding, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification under this Agreement.

(c) If entitlement to indemnification is determined or deemed determined under Section 7, the Company shall pay the amount due within ten (10) days thereafter. The Company shall be bound by a favorable determination in proceedings under this Section 8, except to the extent it establishes that the determination was based on a material misstatement or omission by Indemnitee that made the request materially misleading, or that the payment is prohibited by applicable law. Neither a deemed determination nor any presumption authorizes payment prohibited by law.

(d) To the extent permitted by law, the Company shall advance reasonable Expenses actually incurred by Indemnitee in a proceeding under this Section 8 to enforce this Agreement or obtain recovery under a directors’ and officers’ liability insurance policy maintained by the Company, within ten (10) days after receipt of a written request reasonably evidencing those Expenses. The undertaking in Section 5 applies to such advances. Ultimate indemnification of enforcement Expenses shall be available to the extent Indemnitee is successful on the merits or otherwise in obtaining the relief sought, including a reasonable allocation for partial success and work common to successful and unsuccessful issues. The Nevada Court shall determine that allocation and any repayment obligation. No ultimate indemnification shall be made for Expenses attributable to a claim finally determined to have been frivolous or brought in bad faith. Nothing herein limits mandatory indemnification required by applicable law.

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(e) Subject to applicable law, the Company shall acknowledge in proceedings under this Section 8 that it is bound by the valid and enforceable provisions of this Agreement. No provision requires either party to waive an objection that a requested payment or remedy is prohibited by applicable law, and no procedural presumption shall require such a payment or remedy. Enforcement Expenses are governed exclusively by Section 8(d).

9. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of indemnification and advancement of expenses as provided by this Agreement shall not be deemed exclusive of, and shall be in addition to, any other rights to which Indemnitee may at any time be entitled under applicable law, the Articles or the Bylaws of the Company, any agreement, a vote of stockholders, a resolution of directors of the Company, or otherwise, and nothing in this Agreement shall diminish or otherwise restrict Indemnitee’s rights to indemnification or advancement of expenses under any of the foregoing. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the NRS, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Articles, the Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change and Indemnitee shall be deemed to have such greater benefits hereunder. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy. No amendment to the Articles or Bylaws shall impair rights under this Agreement or accrued rights protected by applicable law. This Agreement does not otherwise confer a consent right over amendments to the Articles or Bylaws.

(b) The Company shall use commercially reasonable efforts to obtain and maintain in effect one or more policies of insurance with reputable insurance companies to provide the officers/directors of the Company with coverage for losses from wrongful acts and omissions and to ensure the Company’s performance of its indemnification obligations under this Agreement. The Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director or officer under such policy or policies. In all such insurance policies, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee with the same rights and benefits as are accorded to the most favorably insured of the Company’s directors and officers.

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(c) Subject to Section 3(e), in the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights (with all of Indemnitee’s reasonable expenses, including, without limitation, attorneys’ fees and charges, related thereto to be reimbursed by or, at the option of Indemnitee, advanced by the Company).

(d) Subject to Section 3(e), the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(e) Subject to Section 3(e), the Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

10. Exception to Right of Indemnification. Notwithstanding any other provision, the exclusions in this Section control indemnification, contribution and other reimbursement under this Agreement, subject to mandatory rights under applicable law. Except as stated below, an exclusion from ultimate indemnification does not by itself bar advancement of reasonable defense Expenses under Section 5. No advancement or other payment shall be made to fund a payment excluded by Sections 10(b), 10(c) or 10(d), or an unauthorized proceeding initiated by Indemnitee under Section 10(e). Defense Expenses in a proceeding seeking an accounting or compensation recovery may be advanced subject to Section 5 only to the extent lawful, and such advancement shall not reimburse or offset the underlying recovery. The Company shall not be obligated to indemnify Indemnitee:

(a) subject to Section 3(e), for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of state statutory law or common law; or

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(c) for any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); or

(d) for any reimbursement of the Company by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act; or

(e) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company (other than an enforcement proceeding governed by Section 8) or its directors, officers, employees or other indemnitees, unless (i) the Board of the Company authorized the Proceeding (or such part of the Proceeding) prior to its initiation, or (ii) the Company indemnifies Indemnitee, in its sole discretion, independently of this Agreement pursuant to the powers vested in the Company under applicable law.

(f) to the extent payment is prohibited by applicable law, including the limitations in NRS 78.7502 and NRS 78.751. Indemnification shall not be made to or on behalf of a director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, liable for intentional misconduct, fraud or a knowing violation of law material to the cause of action, except to the extent a court orders indemnification as permitted by NRS 78.7502. This exclusion does not preclude lawful advancement subject to repayment. No contribution, gross-up, insurance-premium reimbursement or other arrangement under this Agreement shall circumvent a prohibition on indemnifying compensation recoverable under Rule 10D-1 or other applicable law. Nothing herein obligates payment of Securities Act liabilities to the extent such indemnification is unenforceable under applicable federal law or public policy.

11. Retroactive Effect; Duration of Agreement; Successors and Binding Agreement. All agreements and obligations of the Company contained herein shall be deemed to have become effective upon the date Indemnitee first had Corporate Status; shall continue during the period Indemnitee has Corporate Status; and shall continue thereafter so long as Indemnitee may be subject to any Proceeding (or any action commenced under Section 8 hereof) by reason of his or her Corporate Status, whether or not he or she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, reorganization or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives. The Company shall require any such successor to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. Except as otherwise set forth in this Section 11, this Agreement shall not be assignable or delegable by the Company.

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12. Security. To the extent requested by Indemnitee and approved by the Board of the Company, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee, which shall not be unreasonably withheld, conditioned or delayed after the secured obligations have been fully discharged and no related claim remains pending.

13. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve, or continue to serve, as an officer or a director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving or continuing to serve as an officer or a director of the Company.

(b) Subject to the preservation of additional rights under Section 9(a), this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

14. Definitions. For purposes of this Agreement:

(a) “Change in Control” means the occurrence of any one of the following events:

(i) any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of the assets of the Company;

(ii) any “Person” as such term is used in Section 13(d) and Section 14(d) of the Exchange Act becomes, directly or indirectly, the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act of securities of the Company that represent more than 50% of the combined voting power of the Company’s then outstanding voting securities (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 14(a)(ii), the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company that does not result in a Person acquiring beneficial ownership of more than 50% of the Outstanding Company Voting Securities, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or to the extent provided by the Board, any person or entity in which the Company has a significant interest, (IV) any acquisition by any corporation pursuant to a transaction that complies with Sections 14(a)(iv)(A) and 14(a)(iv)(B). “Outstanding Company Common Shares” means the then-outstanding shares of the Company’s common stock and any securities into which those shares are converted or exchanged.

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(iii) during any period of not more than two (2) consecutive years, individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) will be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director;

(iv) consummation of a merger, amalgamation or consolidation (a “Business Combination”) of the Company with any other corporation, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Shares and the Outstanding Company Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(v) the stockholders of the Company approve a plan of complete liquidation of the Company.

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(b) “Corporate Status” means the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company or is or was serving at the Company’s request as a director, officer, trustee, partner, manager, managing member, employee, agent or fiduciary of another Enterprise. Service for a subsidiary or employee benefit plan in connection with Indemnitee’s Company duties shall be deemed requested by the Company; any other request may be evidenced by a Board resolution, appointment, written communication or other reasonable evidence of Company authorization and need not be in a separate written request.

(c) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d) “Enterprise” shall mean the Company, and any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly-owned subsidiaries) is a party, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the request of the Company as provided in Section 14(b) as a director, officer, trustee, partner, manager, managing member, employee, agent or fiduciary.

(e) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred or actually incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in a Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. No tax gross-up shall be payable under this Agreement. Expenses submitted for advancement shall be presumed reasonable if supported by reasonably detailed invoices and a certification by Indemnitee’s counsel that they are reasonable in counsel’s good-faith judgment; provided that presumption is rebuttable and does not preclude reasonable objections to rates, duplication, allocation or work unrelated to covered matters. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

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(f) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto, except to the extent finally determined to result from such counsel’s professional negligence, bad faith or willful misconduct.

(g) “Proceeding” includes any threatened, pending or completed action, suit, claim, counterclaim, cross claim, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative, legislative or investigative (formal or informal); in each case whether or not Indemnitee’s Corporate Status existed at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by an Indemnitee pursuant to Section 8 of this Agreement to enforce his or her rights under this Agreement.

15. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

16. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

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17. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

18. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when receipt of electronic mail or facsimile is affirmatively acknowledged by the recipient (other than an automated response), if during the recipient’s normal business hours, and otherwise on the next business day; absent acknowledgment, the sender shall use another permitted delivery method, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

(a) To Indemnitee at the address set forth below Indemnitee’s signature hereto.

(b) To the Company at:

Agassi Sports Entertainment Corp.

1120 N. Town Center Drive, Suite 160

Las Vegas, Nevada 89144

Attention: Secretary

Email: [__________________________]

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

19. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

20. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

21. Successors and Assigns. The rights and obligations of the parties and their successors, permitted assigns and representatives are governed by Section 11. Indemnitee may assign rights to payment to Indemnitee’s estate, trust or legal representative, but no assignment expands the Company’s obligations or permits duplicate recovery.

22. Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by and construed and enforced in accordance with Nevada law, without regard to conflict-of-laws rules. All proceedings arising out of or relating to this Agreement, including appointment of Independent Counsel, shall be brought exclusively in the state district court located in Clark County, Nevada (the “Nevada Court”); provided that if federal law requires exclusive federal subject-matter jurisdiction, the United States District Court for the District of Nevada shall be the Nevada Court for that proceeding. Each party irrevocably submits to such jurisdiction and waives objections based on venue or inconvenient forum. All references in this Agreement to a court for proceedings under this Agreement mean the Nevada Court, except references to the court hearing an underlying Proceeding or to a court whose authority is required by applicable law.

[Remainder of page intentionally left blank. Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

COMPANY

AGASSI SPORTS ENTERTAINMENT CORP.

By:
Name:
Title:

INDEMNITEE

Name:
Address:

[Signature Page to Indemnification Agreement]

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